Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jacob Bernstein and Nancy Laben, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign an automatic shelf registration statement on Form S-3 (the “Shelf Registration”), in order to register, for one or more offerings to be made on a delayed or continuous basis, shares of Class A Common Stock of the Company, par value $0.01 per share, any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462 of the Securities Act, to the Shelf Registration, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

/s/ Joan Lordi C. Amble
Joan Lordi C. Amble

/s/ Melody C. Barnes
Melody C. Barnes

/s/ Peter Clare
Peter Clare

/s/ Ian Fujiyama
Ian Fujiyama

/s/ Mark Gaumond
Mark Gaumond

/s/ Arthur E. Johnson
Arthur E. Johnson

/s/ Gretchen W. McClain
Gretchen W. McClain

/s/ Philip A. Odeen
Philip A. Odeen

/s/ Charles O. Rossotti
Charles O. Rossotti

/s/ Horacio D. Rozanski
Horacio D. Rozanski

/s/ Ralph W. Shrader
Ralph W. Shrader

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